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                                                                EXHIBIT (H)(7)


                                   [FORM OF]

                              BRAZOS MUTUAL FUNDS

                               SERVICE AGREEMENT


     This AGREEMENT made as of this ____ day of June, 1999 by and between Brazos Mutual Funds, a Delaware business trust having its principal place of business at The SunAmerica Center, 733 Third Avenue, New York, New York 10017-3204 (hereinafter called the "Trust") and SunAmerica Fund Services, Inc., a Delaware corporation, having its principal place of business at The SunAmerica Center, 733 Third Avenue, New York, New York 10017-3204 (hereinafter called "Fund Services").


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Trust desires to appoint Fund Services as its agent in connection with certain shareholder servicing activities, and Fund Services desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Terms of Appointment: Duties of Fund Services
     ---------------------------------------------

     A. Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints Fund Services to act, and Fund Services agrees to act, as servicing agent to assist State Street Bank and Trust Company and its affiliates, the Trust's transfer agent (the "Transfer Agent") for the authorized and issued shares of common stock, $.001 par value of the Trust (the "Shares"), in connection with certain services offered to the shareholders of the Trust (the "Shareholders") as set out in the current prospectus of the Trust, as may be amended from time to time, as on file with the Securities and Exchange Commission.

     B.   Fund Services agrees that it will perform the following services:

          (a) In accordance with procedures established from time to time between the Trust, the Transfer Agent and Fund Services, Fund Services shall:

          (i) receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the custodian of the Trust authorized pursuant to the Agreement and Declaration of Trust of the Trust (the "Custodian"):
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          (ii)  pursuant to purchase orders, assist the Transfer Agent to issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

          (iii) receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

          (iv) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

          (v) assist the Transfer Agent to effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

          (vi) assist the Transfer Agent to prepare and transmit payments for dividends and distributions declared by the Trust; and

          (vii) assist the Transfer Agent to maintain records of account for the Trust and its Shareholders as to the foregoing.

2.   Services with Respect to the Registration of Shares.
     ----------------------------------------------------

     On each day on which an issuance or redemption of Shares occurs, Fund Services shall assist the Transfer Agent to prepare for the Trust account records opening, crediting, debiting and closing affected Shareholders' accounts as necessary to reflect the issuances or redemptions occurring on that day. All credits to Shareholders' accounts shall be for the price of the Shares at the time of purchase, determined in accordance with the Trust's current prospectus.

3.   Share Price for Purchase and Redemption
     ---------------------------------------

     A. Fund Services shall assist the Transfer Agent to identify all share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Trust of such transactions so identified on a daily and cumulative basis.

     B. Fund Services shall supply to the Trust monthly reports summarizing the transactions identified pursuant to paragraph A. above, and the daily and cumulative net effects of such transactions, and shall advise the Trust at the end of each month of the net cumulative effect at such time.

4.   Books and Records
     -----------------

     Fund Services shall prepare for the Trust and assist the Transfer Agent in maintaining records showing for each Shareholder's account the following:

     A.   The name, address and tax identification number of such Shareholder;

     B.   The number of Shares held by such Shareholder;

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     C.   Historical information including dividends paid and date and price for all transactions;

     D.   Any stop or restraining order placed against such account;

     E. Information with respect to the withholding of any portion of income dividends or capital gains distributions;

     F. Any dividend or distribution reinvestment election, withdrawal plan application, and correspondence relating to the current maintenance of the account;

     G. The certificate numbers and denominations of any share certificates issued to such Shareholder; and

     H. Any additional information required by Fund Services to perform the services contemplated by this Agreement.

     Any such records required to be maintained by the Trust pursuant to Rule 3la-1 under the Investment Company Act of 1940, as amended (the "Act") or any successor rule shall be preserved by the Transfer Agent or Fund Services for the periods prescribed by Rule 31a-2 under the Act or any successor rule. Such record retention shall be at the expense of the Trust. Fund Services may, at its option at any time, turn over to the Trust and cease to retain records created and maintained by Fund Services pursuant to this Agreement which are no longer required by Fund Services to perform the services contemplated by this Agreement. If not turned over to the Trust, such records shall be preserved by Fund Services for six years from the year of creation, during the first two of which years such records shall be in readily accessible form. At the conclusion of such six-year period, such records shall either be turned over to the Trust or destroyed in accordance with the Trust's authorization.

5.   Information To Be Furnished To The Trust
     ----------------------------------------

     Fund Services shall assist the Transfer Agent to furnish to the Trust periodically as agreed upon between the Trust, Fund Services and the Transfer Agent the following information:

     A. Copies of the daily transaction register for each business day of the Trust;

     B.   Copies of all dividend, distribution and reinvestment blotters;

     C. Schedules of the quantities of Shares distributed in each state for purposes of any state's laws or regulations as specified in instructions given to Fund Services from time to time by the Trust or its agents;

     D.   Reports on transactions described in Paragraph 3 of this Agreement.

     E. Such other information, including Shareholder lists, and statistical information as may be requested by the Trust from time to time.

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6.   Confirmations and Statements of Account
     ---------------------------------------

     Fund Services shall assist the Transfer Agent to prepare and mail to each Shareholder at his address as set forth on the transfer books of the Trust such confirmations of the Trust for each purchase or sale of Shares by each Shareholder and periodic statements of such Shareholder's account with the Trust as may be specified from time to time by the Trust.

7.   Correspondence
     --------------

     Fund Services shall respond to correspondence from Shareholders relating to their accounts with the Trust and such other correspondence as may from time to time be mutually agreed upon by the Trust, the Transfer Agent and Fund Services.

8.   Proxies
     -------

     Fund Services shall assist the Transfer Agent to mail to Shareholders notices of meetings, proxy statements, forms of proxy and other material supplied to it by the Trust in connection with Shareholder meetings of the Trust and shall receive, examine and tabulate returned proxies and certify such tabulations to the Trust in such written form as the Trust may require.

9.   Fees And Charges
     ----------------

     A. For the services rendered by Fund Services as described above, subject to the conditions described below, the Trust shall pay to Fund Services a fee calculated and payable monthly based upon the annual rate stated in the fee schedules attached hereto. Fund Services shall also be reimbursed for the cost of forms used by it in communicating with Shareholders of the Trust or specially prepared for use in connection with its services hereunder, as well as the cost of postage, telephone and telegraph (or similar electronic media) used in communicating with Shareholders of the Trust. It is agreed in this regard that Fund Services, prior to ordering any form shall obtain the written consent of the Trust. All forms for which Fund Services has received reimbursement from the Trust shall be the property of the Trust. Such fees and out-of-pocket expenses and advances described herein may be changed from time to time subject to mutual written agreement between the Trust and Fund Services.

     B. No fee shall be payable to Fund Services pursuant to this Agreement in the event that the Board of Trustees of the Trust (the "Trustees") determines that Fund Services did not provide the services required by this Agreement or provided services which were inadequate as determined by the Trustees, in its sole discretion.

10.  Compliance With Government Rules And Regulations
     ------------------------------------------------

     The Trust understands and agrees that it shall be solely responsible for ensuring that each prospectus of the Trust complies with all applicable provisions of, or regulations adopted pursuant to, the Securities Act of 1933, as amended (the "Securities Act"), the Act, and any other

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laws, rules and regulations of Federal, state or foreign governmental authorities having jurisdiction in connection with the offering or sale of Shares.

11.  Representations and Warranties of Fund Services
     -----------------------------------------------

     Fund Services represents and warrants to the Trust that:

     A. It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

     B. It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

     C. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     D. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

12.  Representations and Warranties of the Trust
     -------------------------------------------

     The Trust represents and warrants to Fund Services that:

     A. It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware and the Delaware Business Trust Act.

     B. It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

     C. All proceedings required by said Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

     D.   It is an investment company registered under the Act.

     E. A registration statement under the Securities Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale; information to the contrary will result in immediate notification to Fund Services.

13.  Indemnification
     ---------------

     A. Fund Services shall not be responsible for, and the Trust shall indemnify and hold Fund Services harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

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          (a)  All actions of Fund Services or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

          (b) The Trust's refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Trust hereunder.

          (c) The reliance on or use by Fund Services or its agents or subcontractors of information, records and documents which (i) are received by Fund Services or its agents or subcontractors and furnished to it by or on behalf of the Trust, and (ii) have been prepared or maintained by the Trust.

          (d) The reliance on, or the carrying out by Fund Services or its agents or subcontractors of any instructions or requests of the Trust representative.

          (e) The offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any Federal agency or any state with respect to the offer or sale of such Shares in such state.

     B. Fund Services shall indemnify and hold the Trust harmless from Fund Services' refusal or failure to comply with the terms of this Agreement, or which arise out of Fund Services' lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of Fund Services or its agents or subcontractors hereunder.

     C. At any time Fund Services may apply to any officer of the Trust for instructions, and may consult with outside legal counsel with respect to any matter arising in connection with the services to be performed by Fund Services under this Agreement, and Fund Services and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. Fund Services, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided Fund Services or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. Fund Services, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the appropriate officer or officers of the Trust, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     D. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage

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reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

     E. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

     F. In order that the indemnification provisions contained in this Paragraph 13 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

14.  Further Actions
     ---------------

     Each party agrees to perform such further acts and execute and deliver such further documents as are necessary to effectuate the purposes hereof.

15.  Amendment, Termination and Delegation of Obligations
     ----------------------------------------------------

     Upon its approval by the Trustees and appropriate execution, this Agreement shall remain in effect for two years and thereafter automatically for successive one-year periods, provided that such continuance is specifically approved at least annually by a vote of a majority of the Trustees and by a majority of the members who are not parties to this Agreement or interested persons, as defined in the Act, of any such party. The Trustees shall approve and renew this Agreement upon determining that the fees provided by the fee schedule attached hereto are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. This Agreement may be modified or amended from time to time by written agreement between the parties hereto. This Agreement may be terminated at any time by one hundred twenty (120) days' written notice given by one party to the other. Upon termination hereof, the Trust shall pay to Fund Services such compensation as may be due as of the date of such termination, and shall likewise reimburse Fund Services in accordance herewith for its costs, expenses and disbursements.

16.  Assignment
     ----------

     A. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

     B. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

17.  New York Law to Apply
     ---------------------

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     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                                        BRAZOS MUTUAL FUNDS



ATTEST:


_______________________________         By:  _________________________________



                                        SUNAMERICA FUND SERVICES, INC.



ATTEST:


_______________________________         By:  _________________________________
                                             Robert M. Zakem, Vice President

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         Annual Fee Schedule for Class Y Shares of Brazos Mutual Funds

   Name of Series

Small Cap Growth Portfolio
Micro Cap Growth Portfolio
Real Estate Securities Portfolio
Growth Portfolio

Annual Fee
            $14.00 per shareholder account - no-load fund
            Minimum annual fees of $22,500 for the first fund, $10,000 for each additional fund or class

Plus Out-of-Pocket Expenses, including but not limited to:
            Telephone - toll-free lines        Proxies
            Postage                            Retention of records (with prior
                                               approval)
            Programming (with prior approval)  Microfilm/fiche of records
            Stationary/envelopes               Special reports
            Mailing                            ACH fees
            Insurance                          NSCC charges

ACH Shareholder Services
            $125.00 per month per fund group
            $.50 per account setup and/or change
            $.50 per item for AIP purchases
            $.35 per item for EFT payments and purchases
            $3.50 per correction, reversal, return item

Qualified Plan Fees (Billed to Investors)
            Annual maintenance fee per account   $12.50/acct. (Cap at $25.00 per
            SSN)
            Transfer to successor trustee        $15.00/trans.
            Distribution to participant          $15.00/trans (Exclusive of SWP)
            Refund of excess contribution        $15.00/trans.

Additional Shareholder Fees (Billed to Investors)
            Any outgoing wire transfer           $12.00/wire
            Telephone Exchange                   $ 5.00/exchange transaction
            Return check fee                     $20.00/item
            Stop payment                         $20.00/stop
            (Liquidation, dividend, draft check)
            Research fee                         $ 5.00/item
            (For requested items of the second calendar year [or previous] to the request) (Cap at $25.00)

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                                 NSCC and DAZL
        OUT-OF-POCKET CHARGES FOR CLASS Y SHARES OF BRAZOS MUTUAL FUNDS


NSCC INTERFACES

Setup
            Fund/SERV, Networking ACATS, Exchanges $5,000 setup (one time)
            Commissions                            $5,000 setup (one time)
Processing
            Fund/SERV                              $  50/month
            Networking                             $250/month
            CPU Access                             $  40/month
            Fund/SERV Transactions                 $ .35/trade
            Networking - per item                  $.025/monthly dividend fund
            Networking - per item                  $.015/non-mo. dividend fund
            First Data                             $.10/next-day Fund/SERV trade
            First Data                             $.15/same-day Fund/SERV trade

NSCC IMPLEMENTATION

            8 to 10 weeks lead time (target availability 10/1/97)

DAZL (Direct Access Zip Link - Electronic mail interface to financial advisor network)

            Setup                                  $5,000/fund group
            Monthly Usage                          $1,000/month
            Transmission                           $.015/price record
                                                   $.025/other record
            Enhancement                            $125/hour

Fees and out-of-pocket expenses are billed to the fund monthly

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                      ANNUAL FEE SCHEDULE FOR CLASSES A,
                        B AND II OF BRAZOS MUTUAL FUNDS


     NAME OF SERIES
Small Cap Growth Portfolio
Real Estate Securities Portfolio

Annual Fee:  22% of average daily net assets

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